Exhibit 99.2

HEBEI ZHONGDING REAL ESTATE DEVELOPMENT CORPORATION LIMITED
AND
XINGTAI ZHONGDING JIYE REAL ESTATE DEVELOPMENT COMPANY LIMITED
UNAUDITED COMBINED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

HEBEI ZHONGDING REAL ESTATE DEVELOPMENT CORPORATION LIMITED
AND
XINGTAI ZHONGDING JIYE REAL ESTATE DEVELOPMENT COMPANY LIMITED
UNAUDITED COMBINED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

TABLE OF CONTENTS

Combined Balance Sheets	1
Combined Statements of Income and Comprehensive Income	2
Combined Statements of Cash Flows	3
Notes to the Unaudited Combined Financial Statements	4 to 8

HEBEI ZHONGDING REAL ESTATE DEVELOPMENT CORPORATION LIMITED
AND
XINGTAI ZHONGDING JIYE REAL ESTATE DEVELOPMENT COMPANY LIMITED
COMBINED BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS

Cash and cash equivalents	$18,389,548	$6,807,095
Restricted cash	122,796	263,266
Contracts receivable	-	13,371
Prepayments	522,302	2,489,498
Other receivables	3,335,131	1,066,280
Receivable from an equity owner	-	7,488,447
Properties held for sale	-	591,338
Properties and land lots under development	85,975,712	43,132,984
Deferred tax assets	236,886	-
Property and equipment, net	161,000	111,492
Total Assets	$108,743,375	$61,963,771

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Accounts payable and accrued liabilities	7,315,737	1,854,358
Income taxes payable	3,403,394	2,622,552
Other taxes payable	596,758	2,197,327
Customer deposits	9,198,968	14,601,339
Due toa relatedperson	18,146,275	-
Long-term loans	18,952,112	1,462,587
Deferred tax liabilities	2,499,892	535,038
Total liabilities	60,113,136	23,273,201

Shareholders’ equity
Hebei Zhongding – Common shares, RMB1.00 (or $0.1207equivalent) par value: Authorized, issued and outstanding as of September 30, 2010 and December 31, 2009 – 45,000,000 shares	5,430,517	5,430,517
Xingtai Zhongding – Paid-in capital	11,701,936	11,701,936
Additional paid-in capital	9,988,592	9,988,592
Statutory reserve	264,887	264,887
Retained earnings	19,109,848	10,098,134
Accumulated other comprehensive income	2,134,459	1,206,504
Total shareholders’equity	48,630,239	38,690,570
Total Liabilities and Shareholders’ Equity	$108,743,375	$61,963,771

See notes to the unaudited combined financial statements

HEBEI ZHONGDING REAL ESTATE DEVELOPMENT CORPORATION LIMITED
AND
XINGTAI ZHONGDING JIYE REAL ESTATE DEVELOPMENT COMPANY LIMITED
COMBINED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)

	Nine Months Ended September 30,
	2010	2009

Revenue from real estate sales, net of sales-related business tax, urban construction tax and education surcharge of $280,620 and $212,031 for the nine months ended September 30, 2010 and 2009, respectively	$25,795,545	$5,494,679
Cost of real estate sales	16,627,832	3,592,158
Gross margin	9,167,713	1,902,521
Selling expenses	903,765	283,227
General and administrative expenses	888,121	489,119
Income from operations	7,375,827	1,130,175
Other income (expense)
Government grant	6,346,595	-
Interest expense	(771,806)	(268,175)
Total other income (expense)	5,574,789	(268,175)
Income before income taxes	12,950,616	862,000
Income taxes
Land Appreciation Tax	561,509	211,612
Income tax- Current	1,686,956	714,939
Income tax- Deferred expense (benefit)	1,690,437	(952,628)
Total income taxes(benefit)	3,938,902	(26,077)
Net income	$9,011,714	$888,077
Other comprehensiveincome
Foreign currency translation adjustment	927,955	20,289
Comprehensive income	$9,939,669	$908,366

See notes to the unaudited combined financial statements

HEBEI ZHONGDING REAL ESTATE DEVELOPMENT CORPORATION LIMITED
AND
XINGTAI ZHONGDING JIYE REAL ESTATE DEVELOPMENT COMPANY LIMITED
COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September30,
	2010	2009
Cash flows from operating activities:
Net income	$9,011,714	$888,078
Adjustments to reconcile net income to net cashprovided by (used in) operation activities
Depreciation	39,478	18,750
Government grant	(6,346,595)	-
Deferred tax benefit	1,690,437	952,628
Changes in operating assets and liabilities
Restricted cash	143,552	58,574
Contracts receivable	13,431	13,371
Prepayments	1,986,425	-
Other receivables	(2,212,299)	(1,116,690)
Properties held for sale	593,979	(592,048)
Properties and land lots under development	(11,932,629)	4,067,042
Accounts payable and accrued liabilities	5,339,494	1,219,841
Income taxes payable	716,279	1,207,708
Other taxes payable	(1,619,649)	542,593
Due to a related person	2,350,591
Customer deposits	(5,610,428)	5,580,765

Net cash providedby (used in) operating activities	(5,836,220)	12,840,612

Cash flows from investing activities:
Purchases of equipment	(85,987)	(55,606)

Cash flows from financing activities:
Distribution to an equity owner of the Companies	-	(3,539,496)
Proceeds from a bank loan	17,188,694	-
Repayments of a financial institution loan	-	(2,782,252)
Repayments of payables to a related party	-	(2,804,217)

Net cash provided by (used in) financing activities	17,188,694	(9,125,965)

Effect of exchange rate changes on cash and cash equivalents	315,966	809
Net increase in cash and cash equivalents	11,582,453	3,659,850

Cash and cash equivalents - beginning of the period	6,807,095	219,330

Cash and cash equivalents -end of the period	$18,389,548	$3,879,180

Supplementary cash flow information:
Cash paid for interest expense	$771,806	$283,589
Cash paid for income tax	$3,306,605	$1,893,240
Land use rights as capital contributions from an owner	$-	$27,381,623
Payment made by owner of the Companies, Mr. Guo Jianfeng, in relation to the acquisition of a piece of land use right on behalf of the Companies	$29,845,846	$-
Decrease of receivable from an equity owner resulting from offsetting payable to the owner of the Companies, Mr. Guo Jianfeng	$14,087,239	$-

See notes to the unaudited combined financial statements.

HEBEI ZHONGDING REAL ESTATE DEVELOPMENT CORPORATION LIMITED
AND
XINGTAI ZHONGDING JIYE REAL ESTATE DEVELOPMENT COMPANY LIMITED
NOTES TO THE UNAUDITED COMBINED FINANCIAL STATEMENTS

Note 1 –Basis of Preparation and Significant Accounting Policies

The accompanying unaudited combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information.  Accordingly, certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with GAAP have been condensed or omitted.

The accompanying unaudited combined financial statements contains all adjustments (consisting only of normal recurring accruals) necessary to present fairly the combined financial position of Hebei Zhongding Real Estate Development Corporation Limited (“Hebei Zhongding”), Xingtai Zhongding Jiye Real Estate Development Company Limited (“Xingtai Zhongding”) and their subsidiaries (collectively referred to as the “Companies”) as of September 30, 2010, the combined results of their operations, and combined cash flows for the nine months ended September 30, 2010 and 2009.  The results of combined operations for the nine months ended September 30, 2010 are not necessarily indicative of the results to be expected for the full year, due to seasonal variations in operating results and other factors.  The combined balance sheet at December 31, 2009 has been taken from combined financial statements as of that date.

These unaudited financial statements should be read in conjunction with the combined financial statements for the year ended December 31, 2009.

Kirin China Holding Limited (“Kirin China”) was formed under the laws of the British Virgin Islands on July 6, 2010.   Mr. Guo Jianfeng is the ultimate controlling shareholder of Kirin China.  Kirin China owns all of the share capital of Kirin Huaxia Development Limited (“Kirin Development”), a Hong Kong company established on July 27, 2010, which owns all of the share capital of Shijiazhuang Kirin Management Consulting Co., Ltd. (“Kirin Management”), a wholly foreign owned enterprise located in Shijiazhuang City, Hebei Province, China.

These financial statements are those of Hebei Zhongding, Xingtai Zhongding and their respective subsidiaries for the nine months ended September 30, 2010.  On December 22, 2010, Hebei Zhongding and Xingtai Zhongding and their respective shareholders entered into a series of agreements, including Entrusted Management Agreements, Shareholders’ Voting Proxy Agreements and Exclusive Option Agreements with Shijiazhuang Kirin Management to qualify them as Variable Interest Entities.  Accordingly, Kirin China’s subsequent financial statements will present the Companies on a consolidated basis in accordance with ASC 810-10 (see Note 11).

Xingtai Zhongding established Huaxia Kirin (Beijing) Gardening Engineering Company Limited (“Gardening Engineering”) on January 19, 2010 in Beijing, China, as the sole investor.  Gardening Engineering did not have operations since the date of incorporation.  On June 9, 2010, Mr. Liu Haifeng, a nominal holder for Mr. Guo Jianfeng, transferred his 41% equity interests in Xingtai Zhongding to Huaxia Kirin (Tianjin) Equity Investment Fund Management Company Limited, a company controlled by Mr. Guo Jianfeng.

Mr. Guo Jianfeng owns and controls the Companies from their respective inception dates.  The Companies are engaged in the development and sale of residential and commercial real estate properties, and development of land lots in Xingtai city, Hebei province, China.

Use of Estimates
The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of Americarequires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the combined financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include percentage-of-completion of properties under construction and related revenue and costs recognized, allowance for doubtful accounts, and the assessment of impairment of long-lived assets. The current economic environment has increased the degree of uncertainty inherent in those estimates and assumptions.

Fair Value of Financial Instruments
The Companies apply the provisions of ASC Subtopic 820-10, Fair Value Measurements, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements.  ASC Subtopic 820-10 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

ASC Subtopic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Companies consider the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC Subtopic 820-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC Subtopic 820-10 establishes three levels of inputs that may be used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Companies have the ability to access at the measurement date.

•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•	Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The Companies did not have any nonfinancial assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2009 and 2008.

Reporting Currency and Foreign Currency Translation
The functional currency of the Companies and subsidiaries is the RMB and the Companies’ reporting currency is the United States Dollar (US$). The assets and liabilities of the Companies are translated at the exchange rate on the balance sheet dates, owners’ equity is translated at the historical rates and the revenues and expenses are translated at the weighted average exchange rates for the years. The resulting translation adjustments are reported under accumulated other comprehensive income in the combined statements of changes in owners’ equity in accordance with ASC 220, Comprehensive Income.

Since July 2005, the RMB is no longer pegged to the US$. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the US$ in the medium to long term. Moreover, it is possible that in the future, PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market. PRC exchange control regulations may also restrict the Companies’ ability to convert RMB into foreign currencies.

Revenue Recognition
Real estate sales are reported in accordance with the provisions of ASC 360-20, Property, Plant and Equipment, Real Estate Sales, Sales Other Than Retail Land Sales. Revenue from the sales of development properties where the construction period is twelve months or less is recognized by the full accrual method when the sale is consummated. A sale is not considered consummated until (1) the parties are bound by the terms of a contract or agreement, (2) all consideration has been exchanged, (3) any permanent financing of which the seller is responsible has been arranged, (4) all conditions precedent to closing have been performed, (5) the seller does not have substantial continuing involvement with the property, and (6) the usual risks and rewards of ownership have been transferred to the buyer. Revenue recognized to date in excess of amounts received from customers is classified as current assets under contracts receivable. Sales transactions not meeting all the conditions of the full accrual method are accounted for using the deposit method of accounting. Under the deposit method, all costs are capitalized as incurred, and payments received from the buyer are recorded as a deposit liability.

The Companies adopted the percentage-of-completion method of accounting for revenue recognition for all building construction projects in progress in which the construction period was expected to be more than twelve months at that date.

Revenue and profit from the sale of development properties where the construction period is more than twelve months is recognized by the percentage-of-completion method on the sale of individual units when the following conditions are met: (1) construction is beyond a preliminary stage; (2) the buyer is committed to the extent of being unable to require a refund except for non-delivery of the unit; (3) sufficient units have already been sold to assure that the entire property will not revert to rental property; (4) sales prices are collectible and (5) aggregate sales proceeds and costs can be reasonably estimated. If any of these criteria are not met, proceeds are accounted for as deposits until the criteria are met and/or the sale consummated.

Under the percentage of completion method, revenues from units sold and related costs are recognized over the course of the construction period, based on the completion progress of a project. In relation to any project, revenue is determined by calculating the ratio of completion and applying that ratio to the contracted sales amounts. This ratio of completion is determined by an independent third party hired by the Companies as the contractors employed by the Companies request advance payments and do not specifically allocate these costs to the various projects. Cost of sales is recognized by multiplying the ratio by the total budgeted costs. Changes to total estimated contract costs or losses, if any, are recognized in the period in which they are determined. Revenue recognized to date in excess of amounts received from customers is classified as current assets under revenue in excess of billings. Amounts received from customers in excess of revenue recognized to date are classified as current liabilities under customer deposits.  Any losses incurred or identified on real estate transaction are recognized in the period in which the transaction occurs.

Real Estate Capitalization and Cost Allocation
Properties under construction or held for sale consist of residential and commercial units under construction and units completed.  Properties under construction or held for sale are stated at cost or estimated net realizable value, whichever is lower. Costs include costs of land use rights, direct development costs, including predevelopment costs, interest on indebtedness, construction overhead and indirect project costs. Total estimated costs of multi-unit developments are allocated to individual units based upon specific identification methods. Costs of land use rights include land premiums and deed tax and are allocated to projects on the basis of acreage and gross floor area.

Government Grant
Government grant not applicable to acquisition of long-term assets are recognized at fair value as other income when the Companies have complied with the conditions attached to the grant and the grant’s collection is reasonably assured.

XingtaiZongding was entitled to a government grantin the total amount of RMB160,000,000 (approximately $22,981,000) relating to a property development project to subsidize improvement of the neighborhood where the real estate project situates, and control of property price volatility in 2008. The grant was received by an equity owner of the Companies (see Note 10), and the Companies recognized US$6,346,595 and $nil grant income in other income which is proportionate to the percentage-of-completion of the project for the nine months ended September 30, 2010 and 2009, respectively.

Capitalization of Interest
In accordance with ASC 360, Property, Plant and Equipment, interest incurred during construction is capitalized to properties under construction. All other interest is expensed as incurred.

No interest was capitalized for the nine months ended September 30, 2010 and 2009.

Cash and Cash Equivalents
The Companies consider all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Companies maintain bank accounts in the PRC. All PRC bank balances are denominated in RMB. Cash includes cash on hand, and demand and short-term saving deposits in accounts maintained with state-owned and private financial institutions within the PRC.

Note 2–Prepayments

Prepayments consisted of the following:

	September 30, 2010	December 31, 2009
	(Unaudited)

Advances to suppliers and service providers	$522,302	$1,675,177
Sales-related business tax, urban construction tax, education surcharge and Land Appreciation Tax (“LAT”)liabilities in excess of amounts recognized in income statements	-	814,321
	$522,302	$2,489,498

Note 3 – Other Receivables

Other receivables consisted of deposits to service providers of $2,660,757 and $585,035 at September 30, 2010 and December 31, 2009, respectively, and advance to employees as petty cash of $674,374 and $481,245, respectively. Other receivables were unsecured, bore no interest and were due within 360 days from the balance sheet dates. There was no allowance for doubtful accounts at September 30, 2010 and December 31, 2009.

Note 4–Properties and Land Lots under Development

The following summarizes the components of real estate inventories at September 30, 2010 and December 31, 2009:

	September 30, 2010	December 31, 2009
	(Unaudited)

Properties under construction	$77,473,735	$39,376,015
Land lots under development	8,501,977	3,756,969
	$85,975,712	$43,132,984

Real estate properties under development with net book value of $76,977,705 and $1,220,202 were pledged as collateral for financial institution loans at September 30, 2010 and December 31, 2009, respectively.

Note 5– Property and Equipment, Net

Property and equipment consist of fixtures, furniture and office equipment. At September 30, 2010 and December 31, 2009, the cost was $248,203 and $157,657, respectively;and accumulated depreciation was $87,203 and $46,165, respectively.

Depreciation expenses for the nine months ended September 30, 2010 and 2009 were $39,478and $18,750, respectively, and were included in general and administrative expenses on the statements of income and comprehensive income.

Note 6– Accounts Payable and Accrued Liabilities

As of September 30, 2010 and December 31, 2009, the Companies had accounts payable of $3,269,240 and $779,125, respectively; and other payables and accruals of $4,046,497 and $1,075,233, respectively.  These payables were unsecured and bore no interest.

Note 7– Customer Deposits

Customer deposits consist of amounts received from customers relating to the sale of residential and commercial units. In the PRC, customers generally obtain financing for the purchase of their residential unit prior to the completion of the project. The lending institutions will provide the funds to the Companies upon the completion of the financing rather than the completion of the project. The Companies receive these funds and recognizes them as a current liability until the revenue can be recognized. As of September 30, 2010 and December 31, 2009, the Companies have received $9,198,968 and $14,601,339 deposits from customers, respectively.

Note 8– Income Taxes

The Companies are subject to PRC Enterprise Income Tax (EIT) on taxable income. According to PRC tax laws and regulations, the Companies are subject to EIT with a tax rate 25% since January 1, 2008.

A reconciliation between approximate taxes computed at the PRC statutory rate of 25% and the Companies’ effective tax rate is as follows:

	Nine Months Ended September 30,
	2010	2009
	(Unaudited)

EIT at statutory rate of 25%	$3,237,654	$215,500
LAT expense	561,509	211,612
EIT benefit of LAT	(140,377)	(52,903)
Tax effect of non-deductible expenses	489,855	49,393
Tax effect of non-taxable income	(209,739)	(449,679)
	$3,938,902	$(26,077)

The tax effects of temporary differences that give rise to the following approximate deferred tax assets and liabilities as of September 30, 2010 and December 31, 2009 are presented below.

	September 30, 2010	December 31, 2009
	(Unaudited)

Deferred tax asset
Tax loss to be carried forward	$236,886	$-
Deferred tax liability
Revenue recognized based on percentage-of-completion	$(2,499,892)	$(535,038)

Note 9–Long-Term Loans

Long-term loans as of September 30, 2010 and December 31, 2009 consisted of the following:

	September 30, 2010	December 31, 2009
	(Unaudited)

Loan from Association of Xingtai City Urban-Rural Credit Unions,
Due June 25, 2011, at 10.266% per annum	$1,492,292	$1,462,587
Loans from Industrial and Commercial Bank of China, Xingtai Metallurgy Road Branch (“ICBC Loans”)
Due September 8, 2012, at 5.94% per annum	2,536,898	-
Due December 8, 2012, at 5.94% per annum	7,461,461	-
Due March 8, 2013, at 5.94% per annum	7,461,461	-
	$18,952,112	$1,462,587

The loans’ terms were between two to three years,were all denominated in RMB and were secured by the Companies’ real estate properties under development.

Pursuant to covenants of the ICBC Loans, Xingtai Zhongding is prohibited from making distributions to its equity holders before the loans are fully repaid.  As of September 30, 2010, the Companies were in compliance with the applicable terms of all of their covenants under the Companies’ loans.

Note 10 – Related Party Transactions and Balances

As atSeptember 30, 2010 and December 31, 2009, the Companies were entitled to draw down $14,087,239and $7,488,447, respectively, from an equity owner, Xingtai Jiye Business Investment Company Limited relating to a government grant escrowed within that company (Note 1 – Government Grant).

During the nine months ended September 30, 2010, Mr. Guo Jianfeng, the owner of the Companies, paid $29,845,846 on the Companies’ behalf to acquire land use rights used for property development.

Pursuant to an existing arrangement as at September 30, 2010, as recited by four-party agreement dated February 1, 2011 amongst Xingtai Zhongding, Hebei Zhongding, Xingtai Jiye Business Investment Company Limited and Mr. Guo Jianfeng, the Companies used their receivable from Xingtai Jiye Business Investment Company Limited of $14,087,239 to settle payable to Mr. Guo Jianfeng of the equal amount derived from the acquisition of land use rights on the Companies’ behalf.

As at December 31, 2009, the Companies had a receivable of $7,488,447 from Xingtai Jiye Business Investment Company Limited.  As at September 30, 2010, the Companies had a payable of $18,146,275.  These receivable and payables were unsecured, bore no interest and did not have predetermined repayment dates.

For the nine months ended September 30, 2010 and 2009, the Companies purchased construction materials of $5,811,817 and $nil, respectively, from Huaxia Kirin (Beijing) Trading Company Limited, a company indirectly owned and controlled by Mr. Guo Jianfeng.

Note 11 – Subsequent Events

The reorganization

Kirin China was formed under the laws of the British Virgin Islands on July 6, 2010. Ms. Iwamatsu Reien, a Japanese citizen, holds 100% of the shares of Prolific Lion Limited, Valiant Power Limited and SolidWise Limited, each of which were incorporated in the British Virgin Islands (each a “BVI Company” and collectively the“BVI Companies”) and which respectively own 82%, 9% and 9% of the shares of Kirin China.

On November22, 2010, Ms. Iwamatsu Reien entered into Call Option Agreements (collectively, the “Call Option Agreements”) with each of Messrs. GuoJianfeng, Hu Longlinand Mu Xiangju (collectively, the “Purchasers”) pursuant to which Mr.GuoJianfeng is entitled to purchase up to 100% shares of Prolific Lion Limited, Mr. Hu Honglin is entitled to purchase up to 100%shares of Valiant Power Limited and Mr. Mu Xiangju is entitled to purchase up to 100% of the shares of Solid Wise Limited,each at a price of $0.0001 per share for a period of five years upon satisfaction of certain conditions. Specifically, (i) if HebeiZhongding and XingtaiZhongding (collectively, the “Operating Companies”), and their respective subsidiaries achieved net income of $1 million as calculated and audited inaccordance with U.S. GAAP for the fiscal year ended December 31, 2009, each Purchaser will be entitled to purchase40% of the outstanding shares of the applicable BVI Company; (ii) if the Operating Companies and their respectivesubsidiaries achieve net income of $2 million as calculated in accordance with U.S. GAAP for the fiscal year endedDecember 31, 2010, each purchaser will be entitled to purchase 30% of the outstanding shares of the applicable BVICompany; (iii) if the Operating Companies and their respective subsidiaries achieve net income of $3 million inaccordance with U.S. GAAP for the fiscal year ended December 31, 2011, each Purchaser will be entitled to purchase upto 30% of the remaining outstanding shares of the applicable BVI Company. In addition, the Operating Companies andtheir respective subsidiaries achieves net income of $3 million in fiscal year 2010, each Purchaser shall have the right topurchase all shares of the applicable BVI Company at consideration of $1.00 and the third condition shall be deemed ashaving been met.

Pursuant to Call Option Agreement between Ms. Iwamatsu Reien and the Purchasers, Mr. Guo Jianfeng has been irrevocably granted the exclusive right to exercise all of his voting rights of his shares in the BVI Company, which subsequently owns controlling 82% of shares of Kirin China, before the shares are transferred to him. Accordingly, Mr. Guo Jianfeng effectively controls Kirin China.

Kirin China owns all of the share capital of Kirin Development. Kirin Development owns all of the share capital of Kirin Management. On December 22, 2010, Kirin Management entered into a series of agreements (the “Contractual Arrangements”), including an Entrusted Management Agreement, a Shareholders’Voting Proxy Agreement and an Exclusive Option Agreement, with each of the Companies their respective shareholders. Other than the parties thereto, the terms and conditions of the Contractual Arrangements entered into with Hebei Zhongding and the terms and conditions of the Contractual Arrangements with XingtaiZhongding are the same.

Entrusted Management Agreement Pursuant to the Entrusted Management Agreement between Kirin Management, the Operating Companies and the shareholders of the Operating Companies, the Operating Companies and their shareholders agreed to entrust the business operations of the Operating Companies and its management to Kirin Management until Kirin Management acquires all of the assets or equity of the Operating Companies. Kirin Management has the full and exclusive right to manage and control all cash flow and assets of the Operating Companies and to control and administrate the financial affairs and daily operation of the Operating Companies. In turn, Kirin Management is entitled to the Operating Companies’ earnings before tax as a management fee, and will be obligated to pay all Operating Companies’ debts to the extent the Operating Companies are not able to pay such debt.

Shareholders’ Voting Proxy Agreement Pursuant to the Shareholders’ Voting Proxy Agreement between Kirin Management and the shareholders of the Operating Companies, the Operating Companies’ shareholders irrevocably and exclusively appointed the board of directors of Kirin Management as their proxy to vote on all matters that require the approval of the Operating Companies shareholders.

Exclusive Option Agreement Under the Exclusive Option Agreement between Kirin Management, the Operating Companies and the shareholders of the Operating Companies, the Operating Companies shareholders granted to Kirin Management an irrevocable exclusivepurchase option to purchase all or part of the shares or assets of the Operating Companies to the extent that such purchase does not violate any PRC law or regulations then in effect. Kirin Management and the Operating Companies shareholders shall enter into further agreements based on the circumstances of the exercise of the option, including price. The exercise price shall be refunded to Kirin Management or the Operating Companies at no consideration in a manner decided by Kirin Management, in its reasonable discretion.

Kirin China does not own any equity interests in the Operating Companies, but controls and receives the economic benefits of their business operations through the Contractual Arrangements. In addition, the Operating Companies are deemed Kirin China’s variable interest entities and, accordingly, Kirin China is able to consolidate the Operating Companies’ results, assets and liabilities into its financial statements.

The unaudited financial statements of Kirin China as of September 30, 2010 were as follows:

September 30, 2010 (Unaudited)
ASSETS

Cash and cash equivalents	$5,000
Total Assets	$5,000

LIABILITIES AND SHAREHOLDERS’ EQUITY

Shareholders’ Equity
Common shares, $1 par value:
5,000 shares authorized, issued and outstanding as of September 30, 2010	$5,000
Total shareholders’ equity	5,000
Total Liabilities and Shareholders’ Equity	$5,000

There was no income or expenses in Kirin China from the inception through September 30, 2010.

The following pro forma balance sheet of Kirin China as of September 30, 2010 has been derived from the balance sheets of the Companies, Kirin China, Kirin Developmentand Kirin Management at September 30, 2010, and adjusts such information to give the effect of the VIE agreements as if it would have existed on September 30, 2010.  The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the restructuring would have existed on September 30, 2010.

Pro Forma September 30,
2010
(Unaudited)
ASSETS

Cash and cash equivalents	$18,394,548
Restricted cash	122,796
Prepayments	522,302
Other receivables	3,335,131
Properties and land lots under development	85,975,712
Deferred tax assets	236,886
Property and equipment, net	161,000
Total Assets	$108,748,375

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Accounts payable and accrued liabilities	7,315,737
Income taxes payable	3,403,394
Other taxes payable	596,758
Customer deposits	9,198,968
Due to a related person	18,146,275
Long-term loans	18,952,112
Deferred tax liabilities	2,499,892
Total liabilities	60,113,136

Shareholders’ equity
Kirin China – Common shares, $1 par value: 5,000 shares authorized, issued and outstanding	5,000
Additional paid-in capital	27,121,045
Statutory reserve	264,887
Retained earnings	19,109,848
Accumulated other comprehensive income	2,134,459
Total shareholders’equity	48,635,239
Total Liabilities and Shareholders’ Equity	$108,748,375

The share exchange and the offering

On March 1, 2011 (the “Closing Date”), Ciglarette, Inc. (“Ciglarette”), a Nevada corporation, entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among (i) Ciglarette, (ii) Ciglarette’s principal stockholder, (iii) Kirin China, and (iv) the former shareholders of Kirin China, pursuant to which the former shareholders of Kirin China transferred to us all of their shares of Kirin China in exchange for the issuance of 18,547,297 shares of Ciglarette’s common stock (such transaction, the “Share Exchange”).   As a result of the Share Exchange, Kirin China became Ciglarette’s wholly-owned subsidiary.

On the Closing Date and immediately following the Share Exchange, Ciglarette completed a private offering (the “Offering”) of investment units (each a “Unit” and collectively, the “Units”) each Unit consisting of 4 shares of common stock, a three-year series A warrant to purchase 1 share of common stock of Ciglarette, at an exercise price of $6.25 per share (the “Series A Warrants”) and a three-year Series B warrant to purchase 1 share of common stock of Ciglarette, at an exercise price of $7.50 per share (the “Series B Warrants” and collectively with the Series A Warrants, the “Investor Warrants”).  An aggregate of 69,000 Units were sold in the Offering for gross proceeds to Ciglarette of $1,380,000.  As a result of the Offering, Ciglarette issued an aggregate of 276,000 shares of its common stock and warrants to acquire an aggregate of 138,000 shares of our common stock to the investors in the Offering.The exercise price for Investor Warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.  As a result, the fair value of Investor Warrants will be classified as liability and the changes in the fair value of Investor Warrants will be recognized in earnings until such time as the Investor Warrants are exercised or expired.